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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

              Date of Report                        October 27, 1995
    (Date of earliest event reported)

                               LEE PHARMACEUTICALS
            (exact name of registrant as specified in its character)

                                   CALIFORNIA
                 (State or other jurisdiction of incorporation)

               1-7335                                 95-2680312
-------------------------------------    ------------------------------------
       (Commission File Number)          (IRS Employer Identification Number)


1444 Santa Anita Avenue, South El Monte, California                    91733
(Address of principal executive offices)                             (Zip Code)


                                 (818) 442-3141
              (Registrant's telephone number, including area code)


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ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNT


          (a) George Brenner, Certified Public Accountant, was engaged as the Registrant's principal independent accountant for the year ended September 30, 1995, on October 27, 1995. Prior to the date, Jeffery, Corrigan & Shaw had been retained as the Registrant's principal independent accountants for the year ended September 30, 1995. Jeffery, Corrigan & Shaw was unable to proceed with the audit engagement because of its failure to obtain the insurance it believed was necessary.

          (b) In connection with its activities for the period September 27, 1995, (the date Jeffery, Corrigan & Shaw was engaged), through October 27 1995, there have been no disagreements with Jeffery, Corrigan & Shaw on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Jeffery, Corrigan & Shaw would have caused them to make reference in connection with their report to the subject matter.

          (c) A letter dated October 31, 1995, addressed to the Commission from Jeffery, Corrigan & Shaw stating whether or not they agree with the statements made by the Registrant herein is filed as Exhibit 16 hereto.

          (d) The decision to change independent accountants was approved by the Board of Directors of the Registrant. The Registrant does have an audit committee.


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ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
          INFORMATION AND EXHIBITS.

          (c)  Exhibits.

               16.  Letter re change in certifying accountant.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        LEE PHARMACEUTICALS

Date: NOVEMBER 1, 1995                  By:  RONALD G. LEE
      ---------------------                  -----------------------------
                                             RONALD G. LEE
                                             PRESIDENT

Date: NOVEMBER 1, 1995                  By:  MICHAEL L. AGRESTI
      ---------------------                  -----------------------------
                                             MICHAEL L. AGRESTI
                                             VICE PRESIDENT - FINANCE